SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (date of earliest event reported):
                                 March 30, 2004

                          AMERICAN HOMESTAR CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                                      TEXAS
                 (State or Other Jurisdiction of Incorporation)

        000-24210                                         76-0070846
 (Commission File Number)                   (IRS Employer Identification Number)


                      2450 SOUTH SHORE BOULEVARD, SUITE 300
                            LEAGUE CITY, TEXAS 77573
              (Address of Principal Executive Offices and Zip Code)

                                 (281) 334-9700
              (Registrant's Telephone Number, Including Area Code)


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ITEM 5. OTHER EVENTS.

On March 15, 2004, American Homestar Corporation (the "Company") received a commitment from 21st Mortgage Corporation to establish a new inventory financing (floor-plan) credit facility. The credit facility has an initial term of two years and borrowings under the facility bear interest at the greater of prime plus 1% or 7% per annum. The total credit line under the credit facility is $15 million, although maximum borrowings are subject, at any time, to a borrowing base calculation based on the age of the inventory used as collateral. The credit facility is secured by the Company's new home inventory and display models.

This new credit facility replaces the Company's old credit facility through Associates Housing Finance, LLC, which was paid in full and retired on March 30, 2004.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    AMERICAN  HOMESTAR  CORPORATION


Date: March 31, 2004                By:  /s/ Craig A. Reynolds
                                       -----------------------------------------
                                       Craig A. Reynolds
                                       Executive Vice President, Chief Financial
                                       Officer and Secretary


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